Exhibit 99.1

TWO Announces Adjournment of Special Meeting

TWO Board Unanimously Recommends Stockholders Vote “FOR” the CCM Transaction

Special Meeting of Stockholders Will Reconvene on June 11, 2026 at 10:00 a.m. Eastern Time

Stockholders Who Previously Voted in Favor of the CCM Transaction Need Take No Action

New York, May 28, 2026 – TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused REIT, today announced an adjournment of its Special Meeting of Stockholders to provide additional time to continue engaging with stockholders and solicit additional proxies in favor of TWO’s acquisition by CrossCountry Intermediate Holdco, LLC, a Delaware limited liability company and an affiliate of CrossCountry Mortgage, LLC (“CCM”). Stockholders who have not yet voted or submitted proxies are encouraged to do so as soon as possible.

The TWO Board of Directors determined, and continues to believe, that the pending CCM transaction is in the best interests of the TWO stockholders and unanimously recommends stockholders support the CCM transaction and vote “FOR” each proposal at the Special Meeting. Stockholders who have previously voted in favor of the CCM transaction need take no further action.

Special Meeting Details

The Special Meeting, originally scheduled for May 19, 2026 and subsequently adjourned to May 28, 2026, has been further adjourned until June 11, 2026 at 10:00 a.m. Eastern Time. It will be held virtually at TWO’s Special Meeting website, www.virtualshareholdermeeting.com/TWO2026SM. The record date for the adjourned Special Meeting of Stockholders remains April 15, 2026.

The additional time will enable TWO to continue its stockholder outreach efforts and allow more stockholders to participate in this important vote. TWO encourages all stockholders who have not yet voted to do so promptly.

Proxies previously submitted in connection with the CCM transaction will be voted at the reconvened meeting unless properly revoked. Stockholders who have not already voted or wish to change their votes are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

The CCM Transaction: Certain Value, Committed Financing, Advanced Approvals

On March 27, 2026, TWO and CCM entered into a definitive merger agreement for CCM to acquire all outstanding shares of TWO common stock in an all-cash transaction.

•	Through continued negotiations, the TWO Board secured two price increases from CCM—from $10.80 to $11.30 and then to $12.00 per share—representing a 21% premium to TWO’s unaffected share price and a 19% premium to TWO’s fully diluted tangible book value.[1]

•	TWO common stockholders will receive a pro-rated stub dividend for the quarter in which the transaction closes, providing additional cash value beyond the $12.00 per share merger consideration.
•	Holders of TWO preferred stock will have their shares redeemed at $25.00 per share, plus accumulated and unpaid dividends.
•	The CCM transaction is fully financed with no financing contingency—it is a fully-committed, signed agreement.
•	The CCM transaction is also well advanced toward closing. The parties received early termination of the HSR waiting period on May 21, 2026, and 41 of the 53 required state and agency regulatory approvals have been obtained.

The TWO Board’s Engagement with UWMC

Notwithstanding the narrative from UWM Holdings Corporation (NYSE: UWMC) (“UWMC”), the TWO Board has engaged with UWMC throughout a lengthy, competitive process involving numerous independent legal and financial advisors. The Board has repeatedly identified and communicated the core deficiencies in UWMC’s various proposals, including structural issues, inadequate deal certainty, regulatory process, and employee attrition and business continuity. To date, UWMC has chosen not to address any of these deficiencies.

UWMC’s most recent proposal defaults any stockholder who fails, for whatever reason, to make a timely cash election into UWMC stock worth only approximately $7.23 per TWO share based on the May 27, 2026 closing price—a result that TWO estimates could disadvantage as many as 25 to 30% of its stockholders. By contrast, CCM's $12.00 all-cash offer, plus a pro-rated stub dividend, delivers certain and immediate value automatically to all stockholders, with no election required and no risk that any stockholder is left holding significantly devalued consideration.

Walking away from a signed, fully financed, regulatory-advanced transaction in favor of UWMC’s non-binding proposal would expose all stockholders to substantial risk with no assurance that equivalent or better terms would re-emerge.

A vote against the CCM transaction does not deliver UWMC’s headline price. Rather, it jeopardizes a fully financed, signed transaction well advanced through regulatory approvals and replaces it with significant uncertainty. The TWO Board will, consistent with its fiduciary duties, consider in good faith any actionable, all-cash, fully financed proposal from UWMC or any other potential counterparty.

Vote FOR the CCM Transaction

The TWO Board unanimously recommends that stockholders vote “FOR” the CCM transaction. If the CCM transaction is not approved, there is no assurance that a superior, actionable offer will emerge.

Every stockholder’s vote matters. Stockholders who have not yet voted are urged to do so promptly using the WHITE proxy card.

TWO urges its stockholders to read all relevant documents that are filed or will be filed with the U.S. Securities and Exchange Commission (“SEC”), including TWO’s definitive proxy statement dated April 20, 2026, as supplemented (the “Proxy Statement”).

TWO stockholders who need assistance completing their proxy card or have questions regarding the Special Meeting of Stockholders may contact TWO’s proxy solicitor:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Email: TWO@dfking.com

Banks and Brokers, please call: (646) 677-2516

Toll-Free: (888) 887-0082

About TWO

TWO (Two Harbors Investment Corp., NYSE: TWO), a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities and other financial assets. TWO is headquartered in St. Louis Park, MN.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the proposed CCM transaction, TWO’s and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM transaction, the ability of the parties to complete the proposed CCM transaction considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, among other things: the payment of future dividends by TWO, the expected timing and likelihood of completion of the proposed CCM transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM transaction; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM transaction, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM transaction in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM transaction; the risk that any announcements relating to the proposed CCM transaction could have adverse effects on the market price of TWO common stock; the risk that the proposed CCM transaction and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally; the outcome of any legal proceedings relating to the proposed CCM transaction, including stockholder litigation in connection with the proposed CCM transaction; the risk that restrictions during the pendency of the proposed CCM transaction may impact TWO’s ability to pursue certain business opportunities or strategic transactions; that TWO may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions and market conditions; conditions in the market for mortgage-related investments; and legislative and regulatory changes that could adversely affect TWO’s business. All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the SEC’s website at www.sec.gov.

Each of the forward-looking statements of TWO is based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed CCM transaction, TWO filed with the SEC the Proxy Statement. The Proxy Statement was first mailed to TWO stockholders on or about April 20, 2026, and was thereafter supplemented. The proposed CCM transaction will be submitted to the TWO stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed CCM transaction. The Proxy Statement contains important information about the proposed CCM transaction and related matters. This press release is not a substitute for the Proxy Statement or any other documents that TWO may file with the SEC or send to TWO stockholders in connection with the proposed CCM transaction. INVESTORS AND SECURITYHOLDERS OF TWO ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED CCM TRANSACTION (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Proxy Statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

TWO and its directors, executive officers and certain other members of management and employees of TWO may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM transaction. Securityholders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the Proxy Statement. Please also refer to the sections in TWO’s Form 10-K/A filed with the SEC on April 27, 2026, captioned “Compensation Discussion and Analysis,” “Summary Compensation Table” and “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Any changes in the holdings of TWO’s securities by its directors or executive officers from the amounts described in the Form 10-K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Form 10-K/A and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed CCM transaction is included in the Proxy Statement relating to the proposed CCM transaction. Free copies of these documents may be obtained as described in the preceding paragraph.

1 The unaffected share price date being December 16, 2025, the last trading day prior to the announcement of a transaction with UWMC, and the premium compared to the TWO’s fully diluted tangible book value as of March 31, 2026.

TWO Investor Relations

investors@twoinv.com